Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces Third Quarter 2023 Results
New York City, NY – October 30, 2023 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended September 30, 2023.
Reported GAAP net income of $31.0 million, or $0.30 per diluted common share for the three months ended September 30, 2023, respectively, compared to $39.6 million, or $0.39 per diluted common share for the three months ended June 30, 2023, respectively.
Reported Distributable Earnings (a non-GAAP financial measure) of $42.0 million, or $0.43 per diluted common share on a fully converted basis(1) for the three months ended September 30, 2023, respectively, compared to $63.5 million, or $0.66 per diluted common share on a fully converted basis(1) for the three months ended June 30, 2023, respectively. Distributable Earnings for three months ended June 30, 2023 included approximately $15.0 million, or $0.17 per diluted common share on a fully converted basis, from the sale of the Williamsburg Hotel.
Third Quarter 2023 Summary
•Produced a third quarter GAAP and Distributable Earnings ROE (a non-GAAP financial measure) of 7.7% and 10.7%, respectively
•Book value of $15.82 per diluted common share on a fully converted basis(1), a decrease of $0.03 from the prior quarter
•Declared a third quarter common stock cash dividend of $0.355, representing a 9.0% yield on book value
•GAAP and Distributable Earnings dividend coverage of 86% and 120%, respectively
•Closed $153 million of new loan commitments at a weighted average spread of 398 basis points
•Closed BSPRT 2023-FL10 ("FL10 CRE CLO"), a $897 million managed Commercial Real Estate Collateralized Loan Obligation ("CLO") with an advance rate of 76%, weighted average interest rate of SOFR+229 and an 18 month reinvestment period(2)
•Total liquidity of $1.8 billion, which includes $411 million in cash and cash equivalents and $25 million in CLO reinvest available
•Fully disposed of the remaining $122.8 million of ARM Agency Securities and sold a real estate owned office property located in St. Louis, Missouri for $12.0 million

Richard Byrne, Chairman and Chief Executive Officer of FBRT, said, “FBRT is generating a double-digit Distributable Earnings ROE while maintaining a substantial liquidity position. We continue to view our asset allocation of nearly 80% multifamily credits as industry-leading, and that allocation should assist us in successfully navigating what are clearly difficult market conditions.”
Further commenting on the Company's results, Michael Comparato, President of FBRT, added, “We strengthened our balance sheet this quarter, issuing our tenth CRE CLO. We believe that liability structure and liquidity are paramount in times of choppy markets. Also, we continue to actively pursue new originations as the credit quality of our underwriting is currently among the best we've seen in recent years.”
Core portfolio: For the quarter ended September 30, 2023, the Company closed $153 million of new loan commitments and funded $197 million of principal balance on new and existing loans. FBRT received loan repayments of $290 million for a net decrease in our loan portfolio of $92 million in the quarter. The Company's core portfolio at the end of the quarter consisted of 145 loans with an aggregate principal balance of approximately $5.0 billion. The average loan size was approximately $34 million. Over 99% of the aggregate principal balance of FBRT's portfolio is in senior mortgage loans, with approximately 98% in floating rate loans. Approximately 78% of the portfolio is collateralized by multifamily properties. The Company's exposure to office loans is 6%. As of September 30, 2023, the
1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.
2 Includes the BSPRT 2023-FL10 AS tranche (~$143 million) that we retained and that was levered to a repo counterparty in conjunction with the CLO closing for ~$104 million of debt

Company had three loans on its watch list (risk rating of four or five). Additionally, subsequent to September 30, 2023, the Company closed $138 million of new loan commitments which consisted of four loans.
Conduit: For the quarter ended September 30, 2023, the Company closed a $17 million fixed rate loan that will be sold through FBRT's conduit program. For the same period, the Company sold $34.3 million of conduit loans for a gain of $0.9 million, gross of related derivatives.
Allowance for credit losses: During the quarter, FBRT recognized an incremental provision for credit losses of approximately $2.4 million.
Financing: On July 17, 2023, the Company called all of the outstanding notes issued by BSPRT 2019-FL5 Issuer, Ltd., a wholly owned indirect subsidiary of the Company. The outstanding principal of the notes on the date of the call was $122.0 million. The Company recognized all the remaining unamortized deferred financing costs of $2.9 million recorded within the Realized gain/(loss) on extinguishment of debt line of the consolidated statements of operations.
On September 28, 2023, the Company closed the $897 million managed FL10 CRE CLO with an 18 month re-investment period, advance rate of 76% and a weighted average interest rate of SOFR+229 before accounting for discount and transaction cost(2).
Book Value
As of September 30, 2023, book value was $15.82 per diluted common share on a fully converted basis(1).
Share Repurchase Program
The Company has a $65 million share repurchase program. The Company did not repurchase any shares of FBRT's common stock during the three months ended September 30, 2023. Subsequent to September 30, 2023, the Company repurchased 137,444 shares of common stock at a weighted average cost of $12.55 per share. As of October 25, 2023, $37.5 million remains available under the $65 million share repurchase program. FBRT's Board of Directors has extended the share repurchase authorization through December 31, 2024.
Subsequent Event
Subsequent to September 30, 2023, the Company foreclosed upon one multifamily property located in Texas. The loan had an amortized cost basis of $12.0 million as of September 30, 2023.

Distributable Earnings and Run-Rate Distributable Earnings
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans, derivatives and ARMs, including CECL reserves and impairments, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) loan workout charges, (vii) realized gains and losses on debt extinguishment and CLO calls, and (viii) certain other non-cash items. Further, Run-Rate Distributable Earnings, a non-GAAP measure, presents Distributable Earnings before trading and derivative gain/loss on ARMs.
The Company believes that Distributable Earnings and Run-Rate Distributable Earnings provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings is a useful financial metric for existing and potential future holders of its common stock as historically, over time, Distributable Earnings has been an indicator of dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared. The Company believes Run-Rate Distributable Earnings is a useful financial metric because it presents the Distributable Earnings of its core businesses, net of the impacts of the realized trading and derivative gain/loss on the residential adjustable-rate mortgage securities acquired from Capstead Mortgage Corporation, which the Company has liquidated from its portfolio.
Distributable Earnings and Run-Rate Distributable Earnings do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and
1 Fully converted per share information in this press release assumes applicable conversion of the Company's series of outstanding convertible preferred stock into common stock and full vesting of the Company's outstanding equity compensation awards.
2 Includes the BSPRT 2023-FL10 AS tranche (~$143 million) that we retained and that was levered to a repo counterparty in conjunction with the CLO closing for ~$104 million of debt

Run-Rate Distributable Earnings may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Run-Rate Distributable Earnings included at the end of this release for further information.
Supplemental Information
The Company has published a supplemental earnings presentation for the quarter ended September 30, 2023 on its website to provide additional disclosure and financial information. These materials can be found on FBRT’s website at http://www.fbrtreit.com under the Presentations tab.
Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Tuesday, October 31, 2023, at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10182930/fa8ad39034. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com?id=cLosDJ7M. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through FBRT's website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of September 30, 2023, FBRT had approximately $5.9 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other, risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$411,437	$179,314
Restricted cash	6,655	11,173
Commercial mortgage loans, held for investment, net of allowance for credit losses of $37,512 and $40,848 as of September 30, 2023 and December 31, 2022, respectively	4,913,644	5,228,928
Commercial mortgage loans, held for sale, measured at fair value	17,000	15,559
Real estate securities, trading, measured at fair value (includes pledged assets of $227,610 as of December 31, 2022)	—	235,728
Real estate securities, available for sale, measured at fair value, amortized cost of $194,171 and $220,635 as of September 30, 2023 and December 31, 2022, respectively (includes pledged assets of $153,648 and $198,429 as of September 30, 2023 and December 31, 2022, respectively)	193,072	221,025
Derivative instruments, measured at fair value	35	415
Receivable for loan repayment (1)	25,937	42,557
Accrued interest receivable	38,297	34,007
Prepaid expenses and other assets	17,501	15,795
Intangible lease asset, net of amortization	43,604	54,831
Real estate owned, net of depreciation	104,616	127,772
Real estate owned, held for sale	103,657	36,497
Total assets	$5,875,455	$6,203,601
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$3,477,444	$3,121,983
Repurchase agreements and revolving credit facilities - commercial mortgage loans	249,345	680,859
Repurchase agreements - real estate securities	240,010	440,008
Mortgage note payable	23,998	23,998
Other financings	23,669	76,301
Unsecured debt	81,270	98,695
Derivative instruments, measured at fair value	258	64
Interest payable	11,504	12,715
Distributions payable	36,224	36,317
Accounts payable and accrued expenses	16,884	17,668
Due to affiliates	16,836	15,429
Intangible lease liability, held for sale	12,297	—
Intangible lease liability, net of amortization	—	6,428
Total liabilities	$4,189,739	$4,530,465
Commitments and Contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of September 30, 2023 and December 31, 2022	$89,748	$89,748
Redeemable convertible preferred stock Series I, $0.01 par value, none authorized and outstanding as of September 30, 2023, 1,000 authorized and 1,000 issued and outstanding as of December 31, 2022	—	5,000
Total redeemable convertible preferred stock	$89,748	$94,748
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of September 30, 2023 and December 31, 2022	$258,742	$258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 83,019,881 and 82,992,784 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	822	826
Additional paid-in capital	1,601,282	1,602,247
Accumulated other comprehensive income (loss)	(1,099)	390
Accumulated deficit	(292,833)	(299,225)
Total stockholders' equity	$1,566,914	$1,562,980
Non-controlling interest	29,054	15,408
Total equity	$1,595,968	$1,578,388
Total liabilities, redeemable convertible preferred stock and equity	$5,875,455	$6,203,601
______________________________________________________________________
(1) Includes $25.9 million and $42.5 million of cash held by servicer related to the CLOs as of September 30, 2023 and December 31, 2022, respectively. The Company no longer holds a residential mortgage backed securities principal paydown receivable as of September 30, 2023. The Company held a residential mortgage backed securities principal paydown receivable of $0.1 million as of December 31, 2022.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Income
Interest income	$137,042	$94,131	$420,470	$239,602
Less: Interest expense	77,973	46,157	224,347	96,262
Net interest income	59,069	47,974	196,123	143,340
Revenue from real estate owned	3,317	2,312	13,067	6,936
Total income	$62,386	$50,286	$209,190	$150,276
Expenses
Asset management and subordinated performance fee	$7,908	$6,430	$24,893	$19,776
Acquisition expenses	316	362	977	996
Administrative services expenses	3,566	3,001	10,993	9,402
Professional fees	4,153	4,074	11,761	18,287
Share-based compensation	1,255	669	3,505	1,851
Depreciation and amortization	1,513	1,295	5,514	3,886
Other expenses	2,856	1,424	9,323	4,849
Total expenses	$21,567	$17,255	$66,966	$59,047
Other income/(loss)
(Provision)/benefit for credit losses	$(2,379)	$599	$(28,363)	$(30,976)
Realized gain/(loss) on extinguishment of debt	(2,836)	—	2,201	(5,167)
Realized gain/(loss) on sale of available for sale trading securities	(486)	—	110	—
Realized gain/(loss) on sale of commercial mortgage loans, held for sale	—	9	—	48
Realized gain/(loss) on sale of commercial mortgage loans, held for sale, measured at fair value	933	4,782	3,027	4,838
Unrealized gain/(loss) on commercial mortgage loans, held for sale, measured at fair value	—	58	44	(3,678)
Gain/(loss) on other real estate investments	(4,112)	—	(7,142)	(29)
Trading gain/(loss)	(2,627)	(2,744)	(605)	(113,717)
Unrealized gain/(loss) on derivatives	(183)	1,566	(110)	(12,824)
Realized gain/(loss) on derivatives	67	(1,624)	684	57,599
Total other income/(loss)	$(11,623)	$2,646	$(30,154)	$(103,906)
Income/(loss) before taxes	29,196	35,677	112,070	(12,677)
(Provision)/benefit for income tax	1,799	(419)	2,408	(281)
Net income/(loss)	$30,995	$35,258	$114,478	$(12,958)
Net (income)/loss attributable to non-controlling interest	772	—	722	—
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$31,767	$35,258	$115,200	$(12,958)
Less: Preferred stock dividends	6,748	6,899	20,245	34,865
Net income/(loss) applicable to common stock	$25,019	$28,359	$94,955	$(47,823)

Basic earnings per share	$0.30	$0.34	$1.14	$(0.70)
Diluted earnings per share	$0.30	$0.34	$1.14	$(0.70)
Basic weighted average shares outstanding	82,210,624	83,665,250	82,410,725	67,965,397
Diluted weighted average shares outstanding	82,210,624	83,665,250	82,410,725	67,965,397

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings and Run-Rate Distributable Earnings as of the three and nine months ended September 30, 2023 and 2022 (amounts in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP Net Income (Loss)	$30,995	$35,258	$114,478	$(12,958)
Adjustments:
CLO amortization acceleration (1)	(1,294)	(1,226)	(3,959)	(4,168)
Unrealized (gain)/loss on financial instruments (2)	4,295	(1,624)	7,208	16,498
Unrealized (gain)/loss - ARMs	—	2,742	415	37,862
(Reversal of)/Provision for credit losses	2,379	(599)	28,363	30,976
Non-Cash Compensation Expense	1,256	833	3,506	833
Depreciation and amortization	1,513	1,295	5,514	3,886
Subordinated performance fee (3)	1,579	(2,461)	3,599	(5,917)
Loan workout charges/(loan workout recoveries) (4)	—	205	(5,105)	5,105
Realized (gain)/loss on debt extinguishment / CLO call	2,836	—	(2,201)	5,167
Realized trading and derivatives (gain)/loss on ARMs	3,113	(155)	677	21,927
Run-Rate Distributable Earnings (5)	$46,672	$34,268	$152,495	$99,211
Realized Cash Gain/(Loss) Adjustment on REO	(1,571)	—	(1,571)	—
Realized trading and derivatives gain/(loss) on ARMs	(3,113)	155	(677)	(21,927)
Distributable Earnings	$41,988	$34,423	$150,247	$77,284
7.5% Cumulative Redeemable Preferred Stock, Series E Dividend	(4,842)	(4,842)	(14,525)	$(14,525)
Noncontrolling interests in joint ventures net income/(loss)	(276)	—	(326)	—
Depreciation and amortization attributed to noncontrolling interests of joint ventures	772	—	(15)	—
Distributable Earnings to Common	$37,642	$29,581	$135,381	$62,759
Average Common Stock & Common Stock Equivalents	1,402,370	1,422,040	1,406,481	1,470,393
GAAP Net Income/(Loss) ROE	7.7%	8.6%	7.1%	(1.9)%
Run-Rate Distributable Earnings ROE	12.1%	8.3%	9.8%	5.8%
Distributable Earnings ROE	10.7%	8.3%	9.6%	4.3%
GAAP Net Income/(Loss) Per Share, Diluted	$0.30	$0.34	$1.14	$(0.70)
GAAP Net Income/(Loss) Per Share, Fully Converted (6)	$0.30	$0.34	$1.12	$(0.31)
Run-Rate Distributable Earnings Per Share, Fully Converted (6)	$0.48	$0.33	$1.55	$0.94
Distributable Earnings Per Share, Fully Converted (6)	$0.43	$0.33	$1.53	$0.70
___________________________________________________________________
(1) Adjusted for non-cash CLO amortization acceleration to effectively amortize issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for four years and amortized the financing costs over four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings.
(2) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(3) Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payments of the subordinated performance fee made during the period.
(4) Represents loan workout charges the Company incurred, which the Company deemed likely to be recovered. Reversal of loan workout charges represent recoveries received. During the second quarter of 2023, the Company recovered $5.1 million of loan workout charges, in aggregate, related to the loan workout charges incurred in the first, second, and third quarters of 2022 amounting to $1.9 million, $3.0 million, and $0.2 million, respectively.
(5) Distributable Earnings before realized trading and derivative gain/loss on residential adjustable-rate mortgage securities (“Run-Rate Distributable Earnings”) (a non-GAAP financial measure).
(6) Fully Converted assumes conversion of our series of convertible preferred stock and full vesting of our outstanding equity compensation awards.